Exhibit 32.1

Certification of Chairman and Chief Executive Officer

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

In connection with the Annual Report on Form 10-K of Navigant Consulting, Inc. (the “Company”) for the year ended December 31, 2003, as amended by the Form 10-K/A of the Company filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William M. Goodyear, Chairman and Chief Executive Officer of Company, certify that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ WILLIAM M. GOODYEAR
William M. Goodyear
Chairman and Chief Executive Officer

Date: December 28, 2004